Exhibit 99.1

Tonix Pharmaceuticals Announces Proposed Public Offering of Common Stock

New York, NY – February 3, 2015 – Tonix Pharmaceuticals Holding Corp. (NASDAQ: TNXP) today announced that it intends to offer shares of its common stock in an underwritten public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Roth Capital Partners and Oppenheimer & Co. are acting as joint book-running managers for the offering. Janney Montgomery Scott is acting as co-manager in this offering.

Tonix expects to use the net proceeds of the offering to support the continued development of TNX-102 SL for the management of fibromyalgia and post-traumatic stress disorder, to support the continued development of TNX-201 for the treatment of episodic tension-type headache, to further develop our other pipeline programs, and for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated.

The shares described above are being offered by Tonix pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement relating to the offering has also been filed with the SEC and is available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147, Oppenheimer & Co., Inc., 85 Broad Street, 26th Floor, New York, NY 10004, (212) 667-8563 or by accessing the SEC’s website, www.sec.gov.

About Tonix Pharmaceuticals Holding Corp.

Tonix Pharmaceuticals is a clinical-stage company developing first-in-class medicines for common disorders of the central nervous system, including fibromyalgia, post-traumatic stress disorder (PTSD), and episodic tension-type headache (ETTH). These disorders are characterized by chronic disability, inadequate treatment options, high utilization of healthcare services, and significant economic burden. Tonix's lead candidate, TNX-102 SL, is intended to be a first-line treatment for fibromyalgia and for PTSD. A Phase 2b trial of TNX-102 SL in fibromyalgia (BESTFIT) has been completed, and Tonix will initiate a Phase 3 program in the second quarter of 2015 to support product registration in the U.S. A Phase 2 trial of TNX-102 SL in PTSD (AtEase) commenced in the first quarter of 2015. A Phase 2 trial of TNX-201 for ETTH will begin in the second quarter of 2015. To learn more, please visit www.tonixpharma.com.

Safe Harbor / Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as "anticipate," "believe," "forecast," "estimate" and "intend," among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K filed with the SEC on March 28, 2014 and future periodic reports filed with the Securities and Exchange Commission. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof.

Contact:

Tonix Pharmaceuticals Holding Corp.

Leland Gershell

Chief Financial Officer

(212) 980-9155 x104

leland.gershell@tonixpharma.com

Investor Relations

Martini Communications

Amy Martini

amartini@martinicommunications.com

Public Relations

Dian Griesel Int'l.

Susan Forman / Laura Radocaj

(212) 825-3210

sforman@dgicomm.com

lradocaj@dgicomm.com